UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 23, 2024

PCB BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38621 (Commission File Number)	20-8856755 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California (Address of principal offices)		90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 210-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCB	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the annual meeting of shareholders of PCB Bancorp (the “Company”) held on May 23, 2024, shareholders approved an amendment to the Company’s bylaws authorizing a range of seven to 13 directors. The amendment was effective immediately. A copy of the Company’s amended and restated bylaws, which incorporate the amendment and were adopted by the Company’s board of directors on the same day, is filed as Exhibit 3.1 to this report.
Item 5.07 Submission of Matters to Vote of Security Holders
The annual meeting of shareholders of the Company was held on May 23, 2024. As of March 28, 2024, the voting record date for the meeting, there were 14,263,791 shares of the Company’s common stock outstanding. At the meeting, the shareholders voted on the following items:
1.election of directors;
2.advisory vote on executive compensation;
3.frequency of advisory vote on executive compensation;
4.bylaw amendment; and
5.ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
A total of 9,481,582 shares of the Company's common stock were presented and voted at the meeting, constituting 66.47% of the issued and outstanding shares of the Company's common stock entitled to vote at the meeting.
The results of the items voted on are as follows:
Proposal No.1 Election of directors of the Company

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Kijun Ahn	7,205,072	305,855	1,970,655
Daniel Cho	7,398,265	112,662	1,970,655
Haeyoung Cho	7,427,376	83,551	1,970,655
Janice Chung	7,435,778	75,149	1,970,655
Henry Kim	7,427,376	83,551	1,970,655
Sang Young Lee	6,657,557	853,370	1,970,655
Hong Kyun “Daniel” Park	7,460,638	50,289	1,970,655
Don Rhee	7,207,358	303,569	1,970,655

Each of the nominees noted above was elected to serve as members of the board of directors of the Company until the Company’s next annual meeting of shareholders and until their successors are duly elected and qualified.
Proposal No.2 Advisory vote on executive compensation

Vote Type	Total Shares
Votes For	7,112,997
Votes Against	377,733
Votes Abstain	20,197
Broker Non-Vote	1,970,655

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal No. 3 Frequency of advisory vote on executive compensation

Vote Type	Total Shares
1 Year	7,006,713
2 Years	2,922
3 Years	473,905
Votes Abstain	27,387
Broker Non-Vote	1,970,655

After considering the voting results at the annual meeting, and consistent with its recommendation to shareholders, the Board of Directors has decided that the Company will hold future non-binding, advisory votes on the compensation of the Company's named executive officers every year, until the next advisory vote on the frequency of advisory votes on executive compensation (a “say-on-frequency vote”) or such time that the Board of Directors determines that a different frequency is in the best interests of shareholders. The Company is required hold a say-on-frequency vote at least once every six years.
Proposal No.4 Bylaw amendment

Vote Type	Total Shares
Votes For	7,427,477
Votes Against	77,024
Votes Abstain	6,426
Broker Non-Vote	1,970,655

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.
Proposal No.5 Ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024

Vote Type	Total Shares
Votes For	9,402,923
Votes Against	78,475
Votes Abstain	184
Broker Non-Vote	—

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
3.1    Bylaws of PCB Bancorp
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCB Bancorp

Date:	May 23, 2024	/s/ Timothy Chang
Timothy Chang
Executive Vice President and Chief Financial Officer

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